SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, AND 74U.

FOR PERIOD ENDING 8/31/2007
FILE NUMBER 811-2729
SERIES NO.: 7

72DD 1 Total income dividends for which record date passed during the period.
       (000's Omitted)
       Institutional Class                                             $ 9,373
     2 Dividends for a second class of open-end company shares (000's Omitted)
       Private Investment Class                                        $ 2,356
       Personal Investment Class                                       $   375
       Cash Management Class                                           $ 3,859
       Reserve Class                                                   $   508
       Resource Class                                                  $ 2,864
       Corporate Class                                                 $     1

73A.   Payments per share outstanding during the entire current period:
       (form nnn.nnnn)
     1 Dividends from net investment income
       Institutional Class                                              0.0509
     2 Dividends for a second class of open-end company shares (form nnn.nnnn)
       Private Investment Class                                         0.0484
       Personal Investment Class                                        0.0454
       Cash Management Class                                            0.0501
       Reserve Class                                                    0.0422
       Resource Class                                                   0.0493
       Corporate Class                                                  0.0506

74U. 1 Number of shares outstanding (000's Omitted)
       Institutional Class                                             321,428
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Private Investment Class                                         43,343
       Personal Investment Class                                        10,988
       Cash Management Class                                            93,308
       Reserve Class                                                    11,944
       Resource Class                                                   53,230
       Corporate Class                                                      14